EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, par value $0.001 per share, of LPL Investment Holdings Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2012.

HELLMAN & FRIEDMAN LLC

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

HELLMAN & FRIEDMAN INVESTORS V, L.P.

By:	HELLMAN & FRIEDMAN LLC,
its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL PARTNERS V, L.P.

By:	HELLMAN & FRIEDMAN INVESTORS V, L.P.,
its general partner

By:	HELLMAN & FRIEDMAN LLC,
its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL PARTNERS V (PARALLEL), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS V, L.P.,
its general partner

By:	HELLMAN & FRIEDMAN LLC,
its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES V, L.P.

By:	HELLMAN & FRIEDMAN LLC,
its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director